REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (“Agreement”) is dated as of the 10th day of September, 2024 (“Effective Date”) by and between US FARMS & MINING, INC., a Texas corporation (the “Seller”), and CSRE PROPERTIES TENNESSEE, LLC, a Tennessee limited liability company (the “Buyer”).

IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

1.
Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:
(a)
Real Property. All that certain real property located in the State of Tennessee as forth on Exhibit A attached hereto and as more particularly described in Exhibit B attached hereto (the “Real Property”);
(b)
Improvements. All improvements and fixtures located on the Real Property, including the building(s) and any other structures presently located on the Real Property, and all apparatus, equipment and appliances owned by Seller and used in connection with the ownership, use, operation or occupancy of the Real Property (collectively, the “Improvements”); and
(c)
Personal Property. All, if any, machinery, equipment, appliances, furniture, furnishings and other personal property owned by Seller and located on or in, affixed to or used in connection with the Real Property and Improvements (the “Personal Property”).

All of the items referred to in Sections 1(a) - (c) above are hereinafter collectively referred to as the “Property”.

2.
Purchase Price.
(a)
Purchase Price. The total purchase price for the Property is Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Purchase Price”), allocated as follows:
i.
5784 Plateau Road, Crossville, TN 38571: $400,000.00.
ii.
131 and 181 Douglas Lane, Jellico, TN 37762: $1,850.000.
iii.
268 Sparta Highway, Crossville, TN 38572: $150,000.00.
iv.
708 Pine Grove Road, Winfield, TN 37892: $100,000.00.

The Purchase Price shall be paid by wire transfer of immediately available federal funds at Closing (as defined below). Notwithstanding anything herein to the contrary, Seller may, in Seller’s sole discretion, change the allocation of the Purchase Price prior to Closing.

3.
Due Diligence.

(a)
Diligence Period. Buyer shall have a period of time beginning on the Effective Date and continuing until the Closing Date (the “Diligence Period”) to conduct Inspections, review the Due Diligence Items, and confirm the condition of title to the Property.

(b)
Inspections. During the Diligence Period, Buyer shall have the right to enter upon the Property for the purposes of surveying, staking, engineering, conducting soil tests, and conducting such other inspections, tests, reports, and studies as Buyer shall deem appropriate or desirable in Buyer’s sole and absolute discretion including, without limitation, (i) Phase I environmental studies and assessments and, if recommended by the Phase I, Phase II environmental studies and assessments, and (ii) verifications of zoning and code compliance (collectively, the “Inspections”). Seller shall permit and, to the extent reasonably required by Buyer, shall assist Buyer in providing access to Seller’s engineers, contractors, subcontractors, managers, and analysts in connection with Buyer’s Inspections.

(c)
Costs of; Prohibitions on Liens. All costs and expenses of Buyer’s Inspections shall be paid by Buyer when due, regardless of whether Closing occurs. Buyer shall not permit any mechanics’ or materialmen’s liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Buyer or any other party in connection with any inspections conducted by or for Buyer.

(d)
Indemnity. Buyer shall hold Seller harmless from, and indemnify Seller against, all cost, damage, expense, liability, lien, or claim which is caused by any act or omission of Buyer or any agent or employee of Buyer during the course of Buyer’s Inspections. Notwithstanding the preceding, Buyer shall have no liability for, or obligation to remedy, indemnify, or otherwise take any action: (a) to the extent Buyer’s inspections or tests discover or reveal pre-existing conditions, defects, liabilities, or claims in or to Seller’s title to the Property, or the physical or environmental condition of the Property, (b) by reason of Buyer fulfilling any mandatory reporting obligation placed upon Buyer by applicable law because of the information discovered or revealed during the Diligence Period, or (c) which arise from Seller’s gross negligence or willful misconduct. If Closing does not occur, then this Section 3(d) shall survive the expiration or earlier termination of this Agreement.

(e)
Title and Survey. Buyer has obtained or shall promptly obtain title insurance commitments (the “Title Commitments”) issued by the Title Company (as defined below). Buyer may, at Buyer’s sole cost and expense, obtain new surveys (the “Surveys”) of the Property to be prepared in accordance with Buyer’s requirements. If Buyer obtains Surveys, Buyer shall provide a copy of the Surveys to Seller no later than five (5) days prior to the expiration of the Diligence Period or as soon thereafter as the Survey is available to Buyer. No later than ten (10) business days prior to the expiration of the Diligence Period, Buyer shall provide written notice to Seller (the “Title Notice”) of any material exceptions or conditions related to title contained in the Title Commitments or Surveys (the “Title Matters”) which are unacceptable to Buyer, in Buyer’s sole and absolute discretion, and which cure action(s) thereon will be acceptable to Buyer, in Buyer’s sole and absolute discretion (the “Title Objections”). If Buyer fails to timely provide the Title Notice, then Buyer shall be deemed to have waived its right to object hereunder and to have accepted all matters related to title contained in the Title Commitments or Surveys. Although Seller may elect, in Seller’s sole and absolute discretion, to cure or attempt to cure any one or more Title Objections, Buyer acknowledges and agrees that Seller has no obligation to cure any Title Objections, save and except each Monetary Lien (as defined below), which shall be released and removed from the Property at Closing. Seller shall, within five (5) business days following receipt of the Title Notice, provide written notice (the “Seller’s Title Notice”) to Buyer stating whether Seller elects to cure any of the Title Objections in the manner required by Buyer in the Title Notice; provided that if Seller fails to provide Seller’s Title Notice, then Seller shall be deemed to have elected not to cure any of the Title Objections. If Seller elects to cure less than all of the Title Objections in the manner required by Buyer in the Title Notice (or are deemed to have elected not to cure), then Buyer shall have the right to: (a) terminate this Agreement as to the parcels of the Property which such Title Objection pertains to by written notice to Seller (the “Title Termination Notice”) given prior to the expiration of the Diligence Period, in which event this Agreement shall terminate, and neither party shall owe any further obligation or liability to the other party under this Agreement, except for those obligations and liabilities which expressly survive the termination hereof, or (b) proceed to Closing and accept the respective Property, subject to the Permitted Exceptions (as defined below), without a reduction of the Purchase Price. Buyer’s failure to serve a Title Termination Notice shall be deemed Buyer’s election to accept the conveyance under clause (b) above. All Title Objections that Seller agreed to cure shall be cured by Seller prior to the Closing in the manner required by Buyer in the Title Notice. In the event Seller fails to timely cure any material Title Objection, Purchaser may either (i) terminate this Agreement by providing Seller with at least three (3) days written notice, or (ii) waive such Title Objection and proceed with Closing. All Title Matters set forth in the Title Commitments and the Surveys to which Buyer does not object in the Title Notice, and all Title Objections as to which Buyer has waived its objection as set forth above are referred to collectively as the “Permitted Exceptions.” The amount necessary to discharge each Monetary Lien and any other Title Objections that Seller agreed to cure may be paid out of the proceeds of the monies otherwise payable to Seller at the Closing. Notwithstanding anything to the contrary set forth herein, Seller shall be obligated to satisfy and remove as exceptions to title, at Closing, any security instruments, mortgages, deeds of trust, monetary lien, judgements, or other matters that can be removed by the payment of money (each a “Monetary Lien”) encumbering the Property or any part thereof, and any lien or encumbrance that attached to the Property from and after the Effective Date which was not caused by the actions of Buyer or any party claiming by, through or under Buyer. Should any update of the Title Commitments or Surveys received between the expiration of the Diligence Period and Closing reveal any new title exceptions, Buyer shall be entitled to the same process outlined hereinabove for its original title review and objections.
(f)
Buyer’s Diligence Termination Right. If the Property is not satisfactory to Buyer, in Buyer’s sole and absolute discretion, for any reason or no reason, whether related or unrelated to the Inspections or Title Matters, then Buyer may, by written notice to Seller given on or before the expiration of the Diligence Period, terminate this Agreement as to any or all of the parcels comprising the Property by written notice to Seller (the “Diligence Termination Notice”), following which neither Party shall owe any further obligation or liability to the other Party under this Agreement, except for those obligations and liabilities which expressly survive the termination hereof. If Buyer fails to timely deliver a Diligence Termination Notice as to any or all of the parcels comprising the Property, then Buyer shall be deemed to have elected to proceed to Closing in relation to the respective Property. For the avoidance of doubt, the termination right afforded to Buyer pursuant to Section 3 (e) is separate, apart, and additional to the termination right afforded to Buyer under this Section 3(f).

(g) Due Diligence Materials. Notwithstanding anything herein to the contrary, in the event this Agreement terminates, Purchaser shall provide all due diligence materials to Purchaser within three (3) days of such termination which shall include, without limitation, any surveys or environmental reports.

4.
Conditions to Closing.
(a)
Buyer’s Conditions. The following are conditions precedent to Buyer’s obligation to purchase the Property:
(i)
MIPA. CleanSpark TN, LLC and Exponential Digital LLC have executed and delivered that certain Membership Interest Purchase Agreement of even date herewith for the purchase and sale of the entire membership interests of Decatur Technologies LLC, Oneida Technologies LLC, Tazewell Technologies LLC, Campbell Technologies LLC, West Crossville Technologies LLC, Winfield Technologies LLC, and Jellico Technologies LLC (the “MIPA”).
(ii)
Title. Title to the Real Property shall be good and marketable, and insurable as such pursuant to the standard stipulations and conditions of the most current form of ALTA Policy of Title Insurance in use in the State of Tennessee (the policies issued to Buyer pursuant to the Closing shall be referred to as the “Title Policies”). Notwithstanding anything contained in this Agreement, Seller shall cause to be paid, discharged and released at Closing: (i) all mortgages, deeds of trust, and deeds to secure debt or other monetary lien voluntarily granted or expressly assumed by Seller and encumbering the Real Property; (ii) all past due real estate taxes and assessments which constitute a lien against the Real Property; (iii) all mechanic’s liens encumbering the Real Property; and (iv) all other liens, judgments, or encumbrances that may be satisfied by the payment of money. Seller shall obtain all certificates, approvals, and other instruments, if any, required by applicable laws to permit title to the Real Property to be lawfully transferred to Buyer. Seller shall neither place nor consent to any Title Matters attaching, encumbering, or otherwise affecting the Property from and after the Effective Date, or amend, terminate, or renew any instruments memorialize any Title Matters which exist on the Effective Date, without in each case the prior written consent of Buyer, which consent may be withheld, conditioned, or delayed in Buyer’s sole and absolute discretion. Should Seller suffer the attachment, encumbrance, modification, or alteration of any Title Matters from and after the Effective Date, then Seller shall, promptly following Seller’s notice thereof, provide Buyer with notice and documentation thereof.
(iii)
Subdivision of Real Property. That part of the Real Property consisting of a portion of 5784 Plateau Road, Crossville, Tennessee, as described in Exhibit B hereto (the “Campbell Junction Property”), constitutes a legally permissible real estate and tax parcel under the laws of the applicable municipality. The Campbell Junction Property shall be severed from the remainder of tax parcel number 048 007.00 upon recordation of the deed of the Campbell Junction Property from Seller to Buyer, without the requirement for government approval.
(iv)
Accuracy of Seller’s Representations and Warranties. All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct in all material respects as of the Closing Date.
(v)
No Seller Breach. There shall be no material breach of Seller’s covenants and obligations set forth in this Agreement.
(vi)
Seller’s Deliveries. Seller shall have delivered the items described in Section 5(b) to Buyer or to the Title Company (as defined in Section 5(a)).
(vii)
Title Insurance. As of the Closing, the Title Company will issue or have committed to issue the Title Policies to Buyer.
(viii)
NASDAQ Approval. On or before the Closing Date, any prior approvals required by NASDAQ rules or applicable law that pertain to Buyer as an affiliate of a listing corporation shall have been obtained in writing, without qualification or condition.

(ix)
Governmental Approvals. On or before the Closing Date, any federal, state, or local governmental approvals (including any zoning approval) required for the operation of a bitcoin mining operation at the Property shall have been obtained in writing, without qualification or condition.
(x)
Contract for Electric Service. On or before the Closing Date, Buyer, or an affiliate thereof, shall enter into a contract for the provision of electric power to the Property in a capacity that is adequate (in Buyer’s sole discretion) for Buyer’s intended use of bitcoin mining, and otherwise is on commercially reasonable terms, in Buyer’s reasonable opinion.

Buyer covenants to use good faith efforts to obtain the approvals, if any, required by paragraphs (vii), (viii) and (ix) above, prior to Closing. The Closing pursuant to this Agreement shall be deemed a waiver by Buyer of all unfulfilled conditions hereunder benefiting Buyer.

(b)
Seller’s Conditions. It shall be a condition precedent to Seller’s obligation to sell the Property that all of Buyer’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct in all material respects as of the Closing Date, that there shall be no material breach of Buyer’s covenants and obligations set forth in this Agreement, and that Buyer shall have delivered the items described in Section 5(c) to Seller or to the Title Company. The Closing pursuant to this Agreement shall be deemed a waiver by Seller of all unfulfilled conditions hereunder benefiting Seller.
(c)
Benefit of Conditions. The conditions set forth in Sections 4(a) are for the exclusive benefit of Buyer and the conditions set forth in Section 4(b) are for the exclusive benefit of Seller.
5.
Closing and Escrow.
(a)
Closing. The closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall occur within forty-five (45) days of the closing of the transactions contemplated under the MIPA (the “Closing Date”), but in no event later than December 31, 2024. Buyer, in its sole discretion, may accelerate the Closing Date to a date of its choice upon at least five (5) days’ prior notice to Seller. The Closing shall take place by correspondence at the office of Land Services USA, LLC (the “Title Company”), or through escrow with Title Company serving as the escrow agent. Seller agrees to deliver possession of the Property to Buyer on the Closing Date.
(b)
Seller’s Deliveries. At or before the Closing, Seller shall deliver to Buyer the following:
(i)
a duly executed and acknowledged Special Warranty Deed for each of the parcels constituting the Real Property, in the form attached hereto as Exhibit C, conveying to the Buyer the Real Property and the Improvements;

(ii)
a duly executed Bill of Sale for the Personal Property, if any, in the form attached hereto as Exhibit D;
(iii)
terminations of any and all leases between Seller and Campbell Technologies LLC, West Crossville Technologies LLC, Winfield Technologies LLC, and Jellico Technologies LLC (together, the “Leases”), respectively, duly executed by Seller and the respective tenant(s) thereto, with an effective date occurring on or before the Closing Date;
(iv)
counterparts of any required transfer tax returns, or in each instance and if available, an electronic filing of such returns, together with the required payment of applicable transfer taxes, pursuant to the requirements of the State of Tennessee and local taxing authorities;
(v)
an affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code;
(vi)
an Affidavit of Title from Seller in a form reasonably acceptable to the Title Company, sufficient to permit the Title Company to delete from the title commitment for the Real Property the standard exceptions for mechanics’ liens, parties in possession, and unrecorded liens and encumbrances resulting from the actions of Seller prior to the Closing Date.
(vii)
a closing statement prepared by Title Company and approved in writing by Seller;
(viii)
such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to Seller as shall be reasonably required in connection with this transaction;
(ix)
a certificate of Seller, duly executed by Seller, confirming that all of the representations and warranties of Seller contained in Section 6(a) hereof are true and correct in all material respects as of the Closing Date; and
(x)
any other documents, instruments or records which are reasonably required by Title Company to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
(c)
Buyer Deliveries. At or before the Closing, Buyer shall deliver to Seller the following:
(i)
cash or other immediately available funds in the amount of the Purchase Price;
(ii)
a duly executed counterpart of the termination of the Leases, as set forth in Section 5(b)(iii);

(iii)
such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to Buyer as shall be reasonably required in connection with this transaction;
(iv)
a closing statement prepared by Title Company and approved in writing by Buyer;
(v)
a certificate of Buyer, duly executed by Seller, confirming that all of the representations and warranties of Seller contained in Section 6(b) hereof aretrue and correct in all material respects as of the Closing Date; and
(vi)
any other documents, instruments or records which are reasonably required by Title Company to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
(d)
Prorations. Real property taxes and assessments, water, sewer and utility charges, annual permits and/or inspection fees (calculated on the basis of the period covered), and other expenses normal to the operation and maintenance of the Property, shall be prorated as of 12:01 a.m. on the Closing Date on the basis of a 365-day year; provided that in relation to the Campbell Junction Property, Buyer shall only be responsible for the prorated amount of the aforesaid expenses attributable to the portion of the currently-existing parcel being conveyed by Seller and not the remainder of the parcel. Buyer hereby agrees that if any of therefore said prorations described in this Section 5(d) cannot be calculated accurately on the Closing Date, then the same shall be calculated within sixty (60) days after the end of the calendar year in which the Closing occurs, and either party owing the other party a sum of money based on such subsequent proration (s) shall promptly pay said sum to the other party. This Section 5(d) shall survive Closing.
(e)
Closing Costs and Adjustments. Seller shall pay the cost of any documentary stamp taxes, transfer taxes, or similar taxes applicable to the sale of the Property. Seller shall pay the premium for the Title Policies, excluding premiums for any extended coverage policy of title insurance, inspection and survey costs, and the cost of any endorsements to the Title Policies. Recording fees and one half of other costs and charges of the escrow for the sale shall be paid by Seller. Buyer shall pay one half of other costs and charges of the escrow for the sale. All other costs associated with the Closing shall be divided as is customary for closings in the location of Real Property.
(f)
Utilities. Seller shall cooperate with Buyer to transfer all utilities for the Property to Buyer’s name as of the Closing Date. Seller shall be entitled to recover any and all deposits made by Seller with respect to the Property held by any utility company as of the Closing Date or, if any such deposit is assignable and Seller so assigns them to Buyer, then the amount of such deposits shall be credited to Seller at Closing and the Purchase Price shall be adjusted accordingly. Purchaser shall pay any and all termination or assignment costs associated with the transfer or termination of such utilities.

(g)
Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, free and clear of all tenancies.
6.
Representations and Warranties.
(a)
Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer that as of the date of this Agreement and as of the date of the Closing:
(i)
No other person or entity has a valid contract or option to purchase, letter of intent, right of first refusal or first offer, or similar rights with respect to the Property that is now outstanding. Notwithstanding anything herein to the contrary, Purchaser acknowledges the existence of a right of first refusal (“ROFR”) between Seller and Plateau Electric Cooperative related to the Winfield, Tennessee property and that Purchaser and Seller shall cooperate to have such right of first refusal terminated and removed from title. In the event the Seller and Purchaser are unable to remove the ROFR, Seller shall purchase the remaining three tracts of the Property and terminate this Agreement as to the parcel affected by the ROFR.
(ii)
Seller has the right to transfer fee simple ownership to the Property to Buyer.
(iii)
Seller has received no notice from any governmental authority with jurisdiction over the Property of any current violation by the Property of any laws or regulations applicable to the Property. Seller shall immediately provide Buyer with a copy of any such notices received after the Effective Date.
(iv)
To the best of Seller’s knowledge, without a duty of inquiry or investigation, except for the Leases, there are no leases, licenses, or agreements for occupancy currently in effect with respect to all or any portion of the Property; and after Closing no current or former tenant has any claim of any kind against Seller in relation to the Property.
(v)
To the best of Seller’s knowledge, without a duty of inquiry or investigation, there are no contracts or agreements relating to the ownership, operation, and maintenance of the Property that will survive the Closing.
(vi)
There is no litigation pending or threatened against Seller that arises out of Seller’s ownership or operation of the Property.
(vii)
To the best of Seller’s knowledge, without a duty of inquiry or investigation, no condemnation or eminent domain proceedings are pending or threatened against the Property.
(viii)
All documents delivered to Buyer pertaining to the Property (the “Due Diligence Items”) are true and complete copies of the same documents (originals or copies) that are in Seller’s possession and used in connection with the operation and management of the Property. None of the Due Diligence Items have been amended, modified, or terminated except as disclosed in writing to Buyer.
(ix)
Seller has received no notice of any violation of Environmental Laws or the presence or release of Hazardous Materials (as defined below) on or from the Property in violation of Environmental Laws except as may be disclosed in any environmental reports or assessments included in the Due Diligence Items. The term “Environmental Laws” means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.
(x)
To the best of Seller’s knowledge, without a duty of inquiry or investigation, there are no structural or other defects in the Improvements, and the building systems at or servicing the Improvements or the Property are in good condition and working order.
(xi)
This Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Seller, and are or at the time of Closing will be legal, valid, and binding obligations of Seller.
(xii)
Seller is a corporation validly existing and in good standing under the laws of Texas with full power to enter into this Agreement, and Seller is duly qualified to transact business in Tennessee. This Agreement and all other documents executed by Seller and delivered to Buyer prior to or at the Closing (i) have been, or will be when delivered, duly authorized, executed and delivered by Seller; (ii) are binding obligations of Seller; (iii) do not violate the provisions of any agreement to which Seller is party or which affects the Property.
(xiii)
Seller (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.

For purposes of this Agreement, whenever the phrase “to Seller’s knowledge” is used, it shall refer to the actual knowledge of Rahim Noorani and the officers of Seller for the Property.

The liability of Seller to Buyer for any default by Seller under the terms, including, without limitation, any representations or warranties of this Agreement shall be limited to the interest of Seller in the Property, it being intended that Seller, its officers, directors and employees shall not be individually or severally liable for any judgment or deficiency. Whenever in this Agreement there is imposed upon Seller the obligation to act in good faith or to use its best efforts, reasonable efforts, or diligence, Seller shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Seller extreme financial or other burdens.

(b)
Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:
(i)
Buyer is a limited liability company duly organized and validly existing under the laws of the State of Tennessee and is qualified to do business and in good standing under the laws of the State of Tennessee; this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid, and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.
(ii)
Buyer (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.
7.
Indemnification.
(a)
Seller Indemnification. Seller shall indemnify, protect, defend, and hold harmless Buyer from any claim, loss, damage, cost or expense, including all reasonable attorneys’ fees, asserted against or suffered by Buyer resulting from (i) third party claims that arise due to Seller’s breach prior to Closing of an agreement entered into by Seller or its agents with respect to the Property, (ii) third party claims for personal injury or property damage that arise from events that occurred on the

Property prior to Closing, and (iii) any breach of Seller’s representations and warranties contained in this Agreement.
(b)
Buyer Indemnification. Buyer shall indemnify, protect, defend, and hold harmless Seller from any claim, loss, damage, cost or expense, including all reasonable attorneys’ fees, asserted against or suffered by Seller resulting from (i) third party claims that arise due to Buyer’s breach after Closing of an agreement entered into or expressly assumed by Buyer or its agents with respect to the Property, (ii) third party claims for personal injury or property damage that arise from events that occur on the Property after Closing, and (iii) any breach of Buyer’s representations and warranties contained in this Agreement.
(c)
Continuation and Survival. The indemnification provisions of this Section 7 and all representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of the deeds and transfer of title, provided that the non-representing party must give the representing party written notice of any claim it may have against the representing party for a breach of any such representation or warranty within twelve (12) months after the Closing Date (the “Survival Period”). Any claim which either party may have at any time, whether known or unknown, which is not asserted within the Survival Period shall not be valid or effective, and the representing party shall have no liability with respect thereto.
8.
Seller’s Disclaimer; Condition of the Property.
(a)
Seller Disclosures and Buyer Acknowledgement. Buyer acknowledges the following:
(i)
Other than those specifically set forth in this Agreement, Seller is not making and has not at any time made any warranty or representation of any kind, expressed or implied, with respect to the Property, including, without limitation, warranties or representations as to habitability, merchantability, fitness for a particular purpose, title, zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, projections, or compliance with law.
(ii)
Other than those specifically set forth in this Agreement, Buyer is not relying upon and is not entitled to rely upon any representations and warranties made by Seller or anyone acting or claiming to act on Seller’s behalf.
9.
“AS-IS. WHERE-IS AND WITH ALL FAULTS”.

BASED UPON BUYER’S FAMILIARITY WITH, AND DUE DILIGENCE RELATING TO, THE PROPERTY, AND IN DIRECT CONSIDERATION OF SELLER’S DECISION TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE, BUYER SHALL PURCHASE THE PROPERTY IN AN “AS IS, WHERE IS AND WITH ALL FAULTS” CONDITION ON THE CLOSING DATE AND ASSUMES FULLY THE

RISK THAT ADVERSE LATENT OR PATENT PHYSICAL, ENVIRONMENTAL, ECONOMIC, OR LEGAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATIONS, SUBJECT ONLY TO SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR THE DUE DILIGENCE ITEMS. SELLER AND BUYER ACKNOWLEDGE THAT THE COMPENSATION TO BE PAID TO SELLER FOR THE PROPERTY HAS TAKEN INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD SUBJECT TO THE PROVISIONS OF THIS SECTION 8. IF SELLER BREACHES ANY REPRESENTATION, WARRANTY, OR COVENANT HEREUNDER PRIOR TO CLOSING AND BUYER CLOSES ESCROW WITH ACTUAL KNOWLEDGE THEREOF, BUYER SHALL BE DEEMED TO WAIVE SUCH BREACH. THE CLOSING SHALL CONSTITUTE A REAFFIRMATION BY BUYER AND SELLER OF EACH OF THE PROVISIONS OF THIS SECTION 8 AND EACH OF THEM SHALL BE CONTINUING IN NATURE AND SHALL SURVIVE THE CLOSING. “ACTUAL KNOWLEDGE” OF BUYER FOR PURPOSES OF THIS SECTION SHALL REFER TO THE ACTUAL KNOWLEDGE OF THE MEMBERS AND OFFICERS OF BUYER WITHOUT SUCH PERSONS UNDERTAKING ANY INVESTIGATION OTHER THAN IN THE ORDINARY COURSE OF THEIR RESPONSIBILITIES IN CONNECTION WITH THE ACQUISITION OF THE PROPERTY.

THE PROVISIONS OF THIS PARAGRAPH WILL SURVIVE THE CLOSING OR ANY EXPIRATION OR TERMINATION OF THE CONTRACT AND MAY BE ADDED TO THE DEED BY SELLER.

10.
Condemnation and Casualty.

(a)
Condemnation. If any authority having the right of eminent domain shall commence negotiations with Seller or shall commence legal action against Seller for the damaging, taking, or acquiring of all or a portion of any of the parcels comprising the Property, either temporarily or permanently, by condemnation or by exercise of the right of eminent domain, Seller shall immediately give notice of the same to Buyer. If the damaging, taking, or acquiring would affect all or a portion of any parcel of the Property that, according to Buyer’s good-faith estimate, would involve a portion valued at more ten percent (10%) of the allocated Purchase Price amount of the respective parcel set forth in Section 2(a) herein (the “Threshold Amount”), Buyer shall have the right, at its option, to terminate this Agreement, either in total or in relation to the affected parcel, by giving notice thereof to Seller on or before the date of Closing, in which event Buyer shall be released of all further respective obligations hereunder. If Buyer does not so terminate this Agreement or the taking does not involve a portion of the Property in excess of the Threshold Amount, the Purchase Price for the Property shall be reduced by the total of any awards, settlement proceeds, or other proceeds received by Seller prior to date of Closing with respect to any damaging, taking or acquiring. At Closing, Seller shall assign to Buyer all rights of Seller in and to any such awards, settlement proceeds, or other proceeds which are payable at or after the date of Closing. The risk of condemnation or eminent domain shall be borne by Seller until the date of Closing.

In the event of any negotiations with any authority regarding the payment of any awards or other sums or regarding any settlement on account of any damaging, taking, or acquiring through condemnation or eminent domain, Seller will inform Buyer of all such negotiations of which Seller has notice and will permit Buyer to take part therein.

(b)
Casualty. Seller shall promptly give notice to Buyer of any damage by casualty to the Property as soon as reasonably practicable after the occurrence thereof. If the Property suffers any damage by casualty in excess of the Threshold Amount with respect to the affected parcel(s), which is not repaired by the Closing Date, then Buyer shall have the right and option to terminate this Agreement, either in total or in relation to the affected parcel, within thirty (30) days after the date of the receipt of notice of casualty or by the Closing Date, whichever first occurs. If Buyer does not elect to terminate this Agreement by such date, or if the casualty is equal to or less than the Threshold Amount, then this transaction shall close without increase or decrease in the Purchase Price and Buyer shall be entitled to all insurance proceeds relating to such repairs and to a credit from Seller at Closing for any deductible.

11.
Defaults and Remedies.

(a)
Buyer’s Default. If Buyer shall default in the observance or performance of Buyer’s obligations under this Agreement and the Closing does not occur as a result thereof (a “Buyer Default”), Seller shall be entitled to recover all out of pocket costs, expenses, or damages incurred by Seller, including reasonable attorneys’ fees, in an amount not to exceed Fifty Thousand and No/100 Dollars ($50,000.00). SELLER AND BUYER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER UPON A BUYER DEFAULT AND THAT THE DEPOSIT, AS THE CASE MAY BE, REPRESENTS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER UPON A BUYER DEFAULT. SUCH LIQUIDATED AND AGREED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR A PENALTY WITHIN THE MEANING OF APPLICABLE LAW.

(b)
Seller’s Default. If Seller defaults in any of its obligations to be performed on or before the Closing Date and the Closing does not occur as a result thereof (a “Seller Default”), Buyer shall have the right, subject to the other provisions of this Section 10(b): (i) to seek specific performance of Seller’s obligations hereunder and recover therefrom Buyer’s costs and expenses in connection therewith, including reasonable attorneys’ fees (it being expressly acknowledged by Seller that the remedy of specific performance is an appropriate remedy in the event of Seller Default under this Agreement), provided that any action for specific performance shall be commenced within ninety (90) days after Buyer delivers written notice of a Seller Default, or (ii) to recover from Seller all out of pocket costs, expenses, or damages incurred by Buyer, including reasonable attorneys’ fees, in an amount not to exceed Fifty Thousand and No/100 Dollars ($50,000.00), and terminate this Agreement. Upon delivery of such out of pocket costs, expenses, and damages, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. If, however, the equitable remedy of specific performance is not available, Buyer may seek any right or remedy available at law or in equity.

(c)
Survival. The provisions of this Section 10 shall survive the Closing or termination of this Agreement.
12.
Miscellaneous.
(a)
Notices. Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by electronic mail with a hard copy sent within one (1) Business Day by any of the foregoing means. Such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery), as evidenced by the notifying party’s receipt of written or electronic confirmation of such delivery or refusal, if received by the party to be notified between the hours of 8:00 A.M. and 5:00 P.M. Central Standard time on any Business Day, with delivery made after such hours to be deemed received the following Business Day. For purposes of notice, the addresses of the parties shall be as follows:

If to Seller:	US Farms & Mining Inc ___________________ ___________________ Email: ssninvestments@gmail.com
with a copy to:	Vellani Law 14090 Southwest Freeway Suite 150 Sugar Land, Texas 77478 Attn: Will Allen Shindler Jr. Email: WAShindler@VellaniLaw.com
If to Buyer:	CSRE Properties Tennessee, LLC c/o CleanSpark, Inc. 10624 S. Eastern Ave., Ste. A-638 Henderson, NV 89052 Attention: Legal Email: legal@cleanspark.com
with a copy to:	Cozen O'Connor 1717 Main Street, Suite 3100 Dallas, TX 75238

Attention: Steven P. Katkov, Esq. Email: skatkov@cozen.com

or such other address as either party may from time to time specify in writing delivered to the other in accordance with this Section 11(a).

(b)
Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. The provisions of this Section 11(b) shall survive the Closing.
(c)
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns. Buyer shall have the right to assign this Agreement without the consent of Seller. No assignment of this Agreement shall relieve the assignor from primary liability for its obligations hereunder.
(d)
Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.
(e)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.
(f)
Merger of Prior Agreements. This Agreement and the exhibits hereto constitute the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
(g)
Attorneys’ Fees. In any judicial action or proceeding between or among the parties to enforce any of the provisions of this Agreement regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the non-prevailing party shall pay to the prevailing party all out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred therein by the prevailing party. For the purposes of this Section 11(g), the term “prevailing party” shall mean the party which obtains substantially the relief it sought to obtain.
(h)
Business Day. As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday in the state where the Property is located. In the event that the date for the performance of any covenant or obligation under this Agreement, or delivery of any notice, shall fall on a non-Business Day, the date for performance thereof shall be extended to the next Business Day.
(i)
Time of the Essence. Time is of the essence of this Agreement.
(j)
Construction. This Agreement has been negotiated by the parties who have had the opportunity to consult their respective counsel. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.
(k)
Exhibits. All exhibits are attached hereto and incorporated herein by this reference.
(l)
Headings. Headings at the beginning of any paragraph or section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement or to be used in the interpretation hereof.
(m)
Waiver. No waiver by Buyer or Seller of a breach of any of the terms, covenants, or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. The consent or approval by Buyer or Seller to or of any act by the other party requiring the consent or approval of the first party shall not be deemed to waive or render unnecessary such party’s consent or approval to or of any subsequent similar acts by the other party.
(n)
Severability. If any phrase, clause, sentence, paragraph, section, article, or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.
(o)
Counterparts; Electronic Signatures, This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute one agreement. This Agreement may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in pdf format (“pdf”), and copies of this Agreement executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals.
(p)
Buyer Disclosure Obligations and SEC Restrictions. Notwithstanding any agreement between Seller and Buyer regarding confidential information or nondisclosure to the contrary, Seller acknowledges that Buyer is a corporation listed on NASDAQ and subject to certain disclosure obligations required by the U.S. Securities and Exchange Commission (“SEC”). Seller and Buyer will work together and cooperate to ensure that press releases and SEC filings in respect of the transfer of the Property are mutually agreed and acceptable, subject to any legal requirements. Seller acknowledges that certain information exchanged in the context of the transfers described in this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to Buyer from purchasing or selling securities of Buyer, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Buyer. Failure by Seller to adhere to the provisions of this shall constitute a material breach of this Agreement.
(q)
1031 Exchange. Seller and/or Buyer may wish to effect a I.R.C. Section 1031 tax-deferred exchange and both parties agree to cooperate to facilitate such exchange; provided, however, that the exchanged property shall be directly deeded to the party effecting such exchange, neither party shall incur additional cost or expense on the other party’s behalf, and such exchange shall not cause any delays in the time periods or scheduled Closing Date specified in this Agreement.
(r)
Waiver and Release of Claims. Seller hereby releases and forever discharges Decatur Technologies LLC, Oneida Technologies LLC, Tazewell Technologies LLC, Campbell Technologies LLC, West Crossville Technologies LLC, Winfield Technologies LLC, and Jellico Technologies LLC, and their respective successors and assigns (together, the “Released Parties”), from all claims, liabilities, obligations, promises, agreements, disputes, demands, damages, or any causes of action of any nature, known or unknown, to the extent if any, that Seller has or may have the same against such entities, including, but not limited to, those first arising out of the Leases on or before the Effective Date. This Section 11(r) is for the benefit of Buyer and its affiliate, CleanSpark TN, LLC, in connection with the contemporaneous acquisition of the membership interests of the Released Parties by CleanSpark TN, LLC pursuant to the MIPA.

* * * * * *

(Signatures Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLER:

US FARMS & MINING, INC.,

a Texas corporation

By: /s/ Sadit Noorani________
Name: Sadit Noorani________
Its: President .

[Seller signature page to Real Estate Purchase and Sale Agreement – Tennessee properties]

BUYER:

CSRE PROPERTIES TENNESSEE, LLC,
a Tennessee limited liability company

By: /s/ Zachary Bradford .
Name: Zachary Bradford .
Its:_Manager_________________

[Buyer signature page to Real Estate Purchase and Sale Agreement – Tennessee properties]